UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 14, 2006
BEACON POWER CORPORATION (Exact Name of Registrant as Specified in Charter)
DELAWARE (State or Other Jurisdiction of Incorporation)	001-16171 (Commission File Number)	04-3372365 (IRS Employer Identification No.)
234 BALLARDVALE STREET WILMINGTON, MA (Address of Principal Executive Offices)	01887 (Zip Code)
Registrant's telephone number, including area code: 978-694-9121
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement.

Directors Compensation

On February 14, 2006, the board of directors of Beacon Power Corporation (“Beacon”) resolved to implement board of directors compensation for 2006 and 2007. The following table summarizes directors compensation as compared to the compensation that was previously in effect for 2005.

For cash to be paid or options to be granted during the period below:
In 2005	In 2006	In 2007

Cash Retainer:	$10,000	$10,000	$10,000

Equity Retainer:	50,000 shares	$50,000	$25,000*
	1 year vest	3 year vest	3 year vest

Fees for Attending

Board Meetings:	$2,000/meeting	$2,000/meeting	$2,000/meeting
	$ 500/call	$1,000/call	$1,000/call

Fees for Attending

Meetings of Committees

Of Which a Director

Is a Member:	$ 500/meeting	$1,500/meeting	$1,500/meeting
$ 500/call		$ 500/call	$ 500/call

Maximum Meeting Fees/Day:	N.A.	Max. $3,500/day	Max. $3,500/day

Committee Chair Retainer:	0	$2,500	$ 2,500

Audit Chair Retainer:	0	$2,500	$10,000

Audit Member Premium:	$30,000	$30,000	$ 5,000

The number of shares of common stock underlying the options to be granted pursuant to the Equity Retainer shall be determined by dividing the dollar amounts by the average closing price of Beacon’s common stock for a three-month period that ends three trading days before the date the options are granted. The exercise price for the options shall be the average of the opening price and the closing price on the date of grant.

Item 7.01 Regulation FD Disclosure

Third Amended and Restated 1998 Stock Incentive Plan

On February 14, 2006, the Beacon board of directors, in accordance with Beacon’s Third Amended and Restated 1998 Stock Incentive Plan (the “Plan”), delegated to the President and Chief Executive Officer and the Chairman of the Compensation Committee the authority to grant options to purchase its common stock to new employees of Beacon (other than officers) in accordance with following terms and conditions. Each option so granted shall (a) be designated as either an incentive stock option or a nonqualified stock option in accordance with the Plan, (b) be granted at an exercise price equal to the mid-point of the high and low trading prices of Beacon’s shares as reported on the NASDAQ Capital Market on the date of grant, (c) vest quarterly over three years and (d) have a duration of ten years, subject to the termination rules of the Plan and the stock option agreement which evidences the option:

Type of New Employee (other than Officers in the Company)	Limit to Authority in Number of Shares to Same New Employee	Title of Authorized Person
Administrative / Technician / Assembly etc.	Up to 20,000 options	President & CEO
Engineering / Accounting / etc.	Up to 30,000 options	President & CEO
Key Engineering resources / Key Leadership roles.	Up to 50,000 options	Chairman of the Compensation Committee

Officers Compensation

On February 14, 2006, Beacon implemented the following merit increases in salary to its executive officers, retroactive to January 1, 2006:

Name and Title	Amount of Merit Increase	Effect of Merit Increase
F. William Capp, President and Chief Executive Officer	$10,000	Annual salary increased from $240,000 to $250,000
James M. Spiezio, Chief Financial Officer and Secretary	$7,700	Annual salary increased from $187,300 to $195,000
Matthew Lazarewicz, Chief Technology Officer	$6,900	Annual salary increased from $171,600 to $178,500

In addition, on February 14, 2006, the Beacon board of directors granted the following restricted stock units to its executive officers:

Name and Title	No. of Restricted Stock Units
F. William Capp, President and Chief Executive Officer	173,479
James M. Spiezio, Chief Financial Officer and Secretary	81,231
Matthew Lazarewicz, Chief Technology Officer	74,422

The restricted stock units will vest in four equal installments in 2006 and were granted in lieu of paying the officers a cash bonus for the fiscal year ended December 31, 2005 under their respective employment arrangements with Beacon.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON POWER CORPORATION

Date: February 16, 2006	By:___/s/ James M. Spiezio__________
Name: James M. Spiezio
Title: Chief Financial Officer

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